January 28, 2025

Centre Funds

48 Wall Street, Suite 1100

New York, NY 10005

Re:	Centre Funds - File Nos. 333-173306 and 811-22545

Dear Sir or Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 29 under the Securities Act of 1933, as amended to the Centre Funds’ Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 35 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/THOMPSON HINE LLP
THOMPSON HINE LLP